                                                                   Exhibit 10.20


                                      LEASE

       THIS LEASE, made this  23  day of February, 2000, between

A/A REALTY ASSOCIATES with offices at 4201 Crums Mill Road, Harrisburg, Pennsylvania 17112, hereinafter called "LANDLORD",

                                       AND

       BISYS INSURANCE SERVICES, INC. hereinafter called "TENANT".

                                       ON

      Property situate in the Township of Lower Paxton, County of Dauphin, and Commonwealth of Pennsylvania in Building known as Crums Mill IV office Building, having an address of 4150 Crums Mill Road, Harrisburg, Pennsylvania 17112.

      WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Landlord and Tenant as follows:

1.    BASIC PROVISIONS.

      This Section 1 is an integral part of this Lease and all of the terms are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere defined in this Lease, the following, whenever used in this Lease, with the first letter of each word capitalized, shall have the meanings set forth in this Section, and only such meanings, unless such meanings are expressly contradicted, limited or expanded elsewhere:

      A. BUILDING NAME: CRUMS MILL IV OFFICE BUILDING

      B. LANDLORD'S MAILING ADDRESS: 4201 Crums Mill Road
                                     Harrisburg, PA 17112

      C. TENANT'S MAILING ADDRESS:   4150 Crums Mill Road
                                     Harrisburg, PA 17112

      D. PREMISES (Sect.3): As shown on Exhibit A - Landlord will construct a building with a total square footage of 75,000 Square Feet gross floor area, of which Tenant will lease 61,602 square foot, including its proportionate share of common area consisting of the entire second and third floors and suites A and B on the first floor thereof, on a portion of 9.234 acres situate on the southwest quadrant of the intersection of Colonial Road and Crums Mill Road, Lower Paxton Twp., Harrisburg, Pennsylvania. Said building will be in accordance with the plans and specifications of Mass Construction Company, which plans, specifications and drawings are incorporated herein, marked Exhibit "A" and attached to this Lease. For definition,

 "Premises" shall include the 61,602 square feet of the Building and the right to use the parking area and entrances thereto, and all improvements thereon.

      E. PERMITTED USE (Sect 5) : Any lawful purpose

      F. GUARANTOR: None

      G. TERM (Sect. 4): Ten (10) Years and three (3) months

      H. "Commencement Date" shall be: The last to occur of (i) the date the Premises are Ready for Occupancy as set forth in 2(C) hereafter; or (ii) the date of Occupancy Permit issuance as required by the governing Municipalities, and the Premises and the balance of the building are Ready for Occupancy. Subject to the provisions of Section 9.A. hereof, in the event the Commencement Date had not occurred, on or prior to 3/31/2001, Tenant may cancel this Lease by written notice to Landlord.

      Expiration shall be at midnight on the last day of the final month of the term.

      I. ANNUAL BASE RENTAL (Sect. 7):

            1. The Annual Base Rental for the first two (2) years of the Lease, which rent shall commence three (3) months after surrender of possession, shall be $14.75 Per Square Foot ($908,629.50 per annum), plus additional rent as set forth herein.

            2. After the initial two (2) year term of the Lease the rental rate shall increase two (2%) percent each year.

            3. In the event Tenant exercises its option to renew said Lease as set forth herein, the annual rental shall likewise be increased by two (2%) percent each year.

      J. TENANT FIT-OUT:

            Landlord has furnished Tenant a copy of its anticipated construction costs attributable to subject Premises. Included in said costs are the Tenant fit-out expenses of $15.00 per square foot, or a total of $924,030.00. The parties agree that no changes or alterations to Exhibit "A" will be permitted except in writing executed by each of the parties hereto. In the event the projected fit-out expense of $15.00 per square foot or $924,030.00 are exceeded due to changes or alterations at the request of Tenant, or due to additional requirements of any political subdivision, Landlord will pay for said charges and expenses, and Tenant shall reimburse Landlord within thirty (30) days of presentment to Tenant of an itemization of all Tenant fit-out expenses.

      K. SECURITY DEPOSIT: Waived.

      L. OPERATING EXPENSES: Tenant agrees to pay all Operating Expenses as defined in this Lease which are the responsibility of Tenant. Tenant also agrees to pay all taxes and insurance attributable to the Premises, including all utilities and the cost of insuring its own personal property and its own cost of telephone and telecommunications service. In the event, however, Landlord leases any of the vacant space to a third party, the operating expenses of Tenant shall be the proportion of square footage occupied by Tenant to the total lease area OF 71,550 square feet.


2.   DEFINITIONS.

      This Section 2 is an integral part of this Lease and all of the following terms are incorporated into this Lease in all respects. In addition to the other definitions which are elsewhere defined in this lease, the following, whenever used in this Lease, with the first letter of each word capitalized, shall have the meanings set forth in this Section and only such meanings, unless such meanings are expressly contradicted, limited or expanded elsewhere.

      A. "Building Area" shall mean the area on all levels of the building designed for the exclusive use and occupancy of Tenant, which is 61,602 square feet and shall include the related improvements for the purposes of this Lease including but not limited to reserved the parking for no less than 289 vehicles and the right to use all delivery areas and access ways.

      B. If Tenant desires to make any revisions to the plans and specifications which are not consistent with or a logical extension of the general synopsis attached hereto as Exhibit B, then Tenant will so notify Landlord and Landlord will then ask its general contractor to prepare a cost estimate for the making of such changes. Landlord will promptly notify Tenant of any increased cost or savings resulting from such changes, and Tenant will have the right to require Landlord to cause such change to be made to the Plans; provided, however, that such changes will not unreasonably affect the structural integrity of the Building. If the aggregate of all such changes results in a net increase to the cost of the construction of the improvements (net of any savings), then Tenant will reimburse such net increase to Landlord within 30 days after Landlord has incurred and paid the costs in question and has sent a written demand for the payment thereof to Tenant. If any change requested by Tenant will, in the reasonable judgment of Landlord's contractor, cause a delay in the anticipated date for the substantial completion of construction of the Building, then Landlord will so ,notify Tenant of such delay and, if Tenant notifies Landlord within ten days thereafter that it nonetheless requires that the requested change be made, then the contemplated substantial completion date will be deferred only for such period of time necessary to complete the work as modified.

      C. "Governing Municipality" shall mean the State or Commonwealth, County, and Local Governing Bodies,including without limitation, the Township, Borough, Ward or District, having jurisdiction over the area in which the building is located.

      D. "Ready for Occupancy" shall mean the date on which Landlord has substantially completed all work to be performed by it in accordance with Exhibit "B". The Premises shall be deemed substantially complete provided only minor or insubstantial details of the construction, decoration or mechanical adjustments remain to be done and the Tenant can operate Tenant's business in the entire Premises.

      E. "Lease Year" The first Lease Year shall commence on the first (1st) day of the Term and shall end at the close of the twelfth (12th) full calendar month following the commencement of the Term; thereafter, a Lease Year shall consist of successive periods of twelve (12) calendar months. Any portion of the Term remaining at the end of the last full Lease Year shall constitute the final Lease Year and rentals and charges shall be apportioned accordingly.

      F. "Taxes" shall mean for any calendar year, all real estate and other ad valorem taxes and assessments levied against the Premises, or any payments in lieu thereof, including the expense of contesting the amount or validity of any such Taxes, charges or assessments. Such expense to be applicable to the period of the item contested.

      G. "Land" shall mean the real property consisting of 9.234 acres upon which the Building and related improvements are to be constructed by Landlord.


3. PREMISES AND IMPROVEMENTS.

      Tenant leases 61,602 square foot of the Building and the right to use the Land and all improvements thereon, including parking area for Tenant's exclusive use, subject however to an easement for ingress and egress to Landlord and any tenant of Landlord, access to include the area of the Building leased to any third party or access to any additional buildings Landlord may construct on the balance of 9.234 acre lot. Landlord shall have the right to construct any other building and/or improvements on any portion of the Land not utilized by Tenant during the term of this Lease. Nothing herein contained however shall prohibit Tenant from adding antennae or other communication equipment to the building at the sole expense of Tenant.


                                                     [GRAPHIC OF INITIAL CIRCLE]

      Outline specifications describing the Improvements to be provided and installed by Landlord in the premises at Landlord's expense, and the Improvements to be provided and installed by Tenant at its expense, have been agreed to be the parties as set forth is Exhibit "B" attached hereto and made a part of this Lease.

      Landlord agrees that it will, within a reasonable period of time after execution of this Lease, take all steps necessary to subdivide the portion of
9.234 acres which is not being utilized for the erection of the building and appurtenances leased to Tenant, the cost of which subdivision will be borne by Landlord.

      In the event Landlord wishes to erect a building or buildings on the subdivided property, Landlord agrees to erect said building or buildings in a manner which will not be detrimental aesthetically to the building leased to Tenant, and which will be of a same or similar quality of construction. Landlord will submit plans to Tenant at least sixty (60) days prior to construction of an additional building or buildings for Tenant's review and comments.


4. TERM & EXPIRATION.

      A. The term of this Lease (the "Term"), shall commence on and shall be for the number of years set forth in Section 1(G).

      B. Subject to Tenant's specific right to cancel in Section l(H) hereof, if the Premises are not "Ready for occupancy" on or before 3/31/2001, the Commencement Date of the Term of this Lease shall be the date upon which Tenant is tendered delivery of the possession of the Demised Premises and the building Ready for occupancy in accordance with Section 1(H), or the date Tenant waives any requirement hereunder and takes possession of the Demised Premises. The Lease Term shall expire at 12:00 o'clock, Midnight, on the last day of the final calendar month which completes the number of year(s)and months set forth in
Section 1(G).


            As soon as determined, Landlord and Tenant shall confirm in writing the Commencement Date and expiration dates, and that the Lease is in effect and that Tenant is in occupancy by signing the Commencement Date agreement attached hereto as Exhibit "C".

      C. This Lease shall expire in accordance with Section 1(H) without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant waives notice to vacate the Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Premises from a Tenant holding over to the same extent as if statutory notice had been given. For the period of six months prior to the expiration of the Term, or any renewal thereof, and after providing prior reasonable notice to Tenant, and always in the presence of a representative of Tenant, Landlord may show the Premises and all the parts to prospective tenants during normal business hours, provided that Tenant reserves the right to refuse any such showing that would interfere with Tenant's business activities.

      D. If Tenant shall be in possession of the Premises at the end of the original Term, or any optional extension period, in the absence of any agreement extending the Term, the tenancy under this Lease shall become month to month, terminable by either party on thirty days prior written notice. After 90 days of such occupancy, the Annual Base Rent as defined in Section 6 shall become twice the amount.

      E. Notwithstanding anything in this Lease to the contrary, the Commencement Date shall not occur unless and until Landlord has delivered to Tenant a title insurance policy in form and content acceptable to Tenant and indicating good and marketable title vested in Landlord, together with an endorsement covering Tenant's leasehold interest in the Premises.


5.   USE OF THE PREMISES.

      A. Tenant shall use the Premises as permitted in Section 1(E). Tenant shall have access to the Premises 24 hours each day, 365 days each year.


6.   RENTALS PAYABLE.


      Tenant covenants and agrees to Pay to Landlord as Rentals, sometimes referred to as "Rent" or "Rental", for the Premises, the following, namely:

      A. The Annual Basic Rental set forth in Section 1(1),and

      B. Any and all additional sums, charges or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the Terms of this Lease whether or not such sums, charges or amounts are referred to as "additional rental."


7.   ANNUAL BASIC RENTAL AND ADDITIONAL RENT.


      Annual Basic Rental, as set forth in Section 1(1), shall be payable in equal monthly installments in advance, without demand and/or setoff, on the first (1st) day of each full calendar month during the Term, the first such payment to include any prorated Annual Basic Rental for the period from the date of the commencement of the Term to the first day of the first full calendar month in the term.


8. PAYMENT OF RENTALS.

      A. Except as herein permitted Tenant covenants to pay all Rentals when due and payable, without any setoff, deduction or prior demand. Any additional rental provided for in this Lease which shall become due, shall be payable on the later of thirty (30) days after request therefor or the date upon which and with the next installment of Annual Basic Rental. Rentals required of Tenant shall be paid or delivered to Landlord at the management office of Landlord or at such other place as Landlord may, from time to time, designate in writing to Tenant.

      B. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account.

      C. Anything in this Lease to the contrary notwithstanding, at Landlord's option, Tenant shall pay as additional rent, a late charge in the amount of one (1%) percent of the outstanding balance per month for any rental payment not made within seven days of the due date.


9. LANDLORD'S IMPROVEMENTS; READY FOR OCCUPANCY.

      A. Subject to unavoidable delays due to labor disputes, Acts of God or the public enemy, governmental regulations or controls, fire or other conditions or causes beyond its reasonable control, Landlord will as promptly as possible let contracts for and execute the performance of all work to be performed by it in accordance with Exhibits "A" and "B". However, no delay for any reason shall extend the Commencement Date beyond March 31, 2001.

      B. On the Commencement Date as defined in Section 1(G), Tenant shall be deemed to have: (a) accepted the Premises; (b) acknowledged that the Premises are in the condition called for as "Ready for Occupancy" (as defined in Section 2{D}); and (c) agreed that the obligations of the Landlord under Exhibit "B" have been fully performed, except for (x) any punch list items which shall be set forth in writing by Tenant within a reasonable time after the Commencement Date, and (y) any latent defects that are not ascertainable by a visual inspection. Landlord shall immediately upon execution of this lease (i) prepare a bid solicitation package for the Building and shall deliver a copy thereof to Tenant and (ii) secure all licenses and permits required for construction of the Building including the Premises. Tenant shall have the right to grant the construction contract for the Building to the contractor of its choice subject to the following:

            (i) Landlord and Landlord's contractors will perform all work in a manner that will maintain the integrity of all utilities serving the Land, and the Building.

            (ii) Landlord shall use only new and first-class materials and will perform all work in a good and workmanlike condition. All materials, equipment, fixtures, systems, installations and construction shall be compatible with and of a quality equal or greater than currently exists in Landlord's adjacent properties and projects.

            (iii) Landlord will obtain and pay for all permits, approvals, licenses and inspections required for construction and occupancy, including any special permits or approvals relating to the Building and the Premises.

            (iv) Builder's Risk, Workman's Compensation, Public Liability and Property Damage insurance, shall be provided and at all times maintained by Landlord or its contractors engaged in the completion of the Building. Certificates for such insurance shall be furnished to Tenant prior to the commencement of any Tenant work by Tenant in the Building and the Premises.

             (v) Tenant shall not be liable in any way for any injury, loss or damage which may occur to the Building during the construction thereof.

            (vi) Landlord shall guaranty all work on the Building and the Premises for a period of two (2) years from and after the Commencement Date.

            (vii) Landlord shall construct the Building, the Tenant improvements and related improvements at Landlord's cost and expense.

      C. Prior the Commencement Date the architect who prepared the Landlord's plans and specifications shall deliver to Tenant a certification, together with the calculations reflecting the process and formulas related thereto, as to the exact gross square footage of the Building the exact square footage of the Premises. The Annual Base Rent shall be determined by multiplying the square footage of the Premises times the applicable square foot rent. Once the fixed rent is established the parties hereto shall execute the Commencement Date agreement setting forth the fixed per annum rent for the initial term and all renewal terms.

      D. Landlord represents and warrants that Landlord has sufficient funds to complete the construction of the entire Building, the Premises and related improvements.

      E. Notwithstanding anything in the Lease or elsewhere to the contrary Landlord may not assign this Lease, except in connection with a financing of the property, to any entity prior to the end of 24 months after the Commencement Date.


10.  CHANGES AND ADDITIONS TO BUILDING AREA.


      Landlord shall not, without the express written consent of Tenant, which consent may be withheld or delayed in Tenant's reasonable business judgment (a) make or permit changes or revisions in the plans as set forth in Exhibits "B" or "C" including, but not limited to, additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the Building and/or the Premises, walkways, hallways, stairwells, escalators, elevators, driveways, or other common facilities; (b) construct other buildings or improvements on the Land or make alterations or additions to the building; and (c) make or permit changes or revisions in the Building, including additions, or to convey portions of the Building Area or Land to others for the purpose of constructing other improvements, including additions and alterations, except as may be required by any governmental subdivision.


11.  ALTERATIONS AND SERVICES BY TENANT AND TRADE FIXTURES.


      A. Tenant shall not do any structural work in or about the Demised Premises or make any structural alterations or additions without the prior written consent of Landlord, which shall not be unreasonably withheld. All such work to which Landlord consents shall be performed and installed at Tenant's sole cost and expense in accordance with plans and specifications to be supplied by Tenant, which plans shall in all instances first be subject to Landlord's reasonable approval. As a part of Landlord's approval, Landlord shall state if it shall require removal and restoration of the alterations or additions at the termination of the Lease. During the work, Tenant shall maintain such insurance as Landlord may reasonably require for the benefit of the Landlord.

      B. No work or installation by Tenant at the Premises, Land or Building, shall be done except after the filing of a waiver of the right to file any lien (commonly known as a "Mechanics and/or Materialmen's Lien Waiver") with Landlord, so as to constitute an effective waiver by anyone having a right to file such a lien. No work which Landlord permits Tenant to do pursuant to this
Section 11, whether in the nature of erection, construction, alteration or repair, shall be deemed to be made upon the express or implied request of, nor for the immediate use and benefit of, Landlord, so that no mechanic's or materialman's lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Except as above required, Tenant may make such other changes and alterations to the Premises without the necessity of Landlord's approval.

      C. In the event any mechanic's lien shall at any time be filed against the Premises allegedly by reason of work, labor, service or materials performed or furnished to Tenant or to anyone holding the Premises; through or under Tenant, Tenant shall cause the same to be discharged of record or bonded to the satisfaction of Landlord within thirty (30) days of Tenant becoming aware of the filing. If Tenant shall fail to cause such lien to be so discharged or bonded after being notified of the filing, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord as additional rent on the first (1st) day of the next following month.

      D. Subject to the provisions of Section 11(A) hereof, any alterations, improvements or additions made by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease, and shall become the property of the Landlord.

      E. All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by the Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term, and provided further that Tenant shall repair any damage to the Premises caused by the removal of said fixtures to the original order and condition in which they were at the time of delivery of possession to Tenant, ordinary wear and tear excepted.

      F. Landlord hereby expressly waives any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance or both, upon any goods, merchandise, equipment, fixtures, furniture and other personal property of Tenant or any nominee of Tenant in the Premises, delivered or to be delivered thereto.


12.  MAINTENANCE BY TENANT.

      A. In regard to use and occupancy of the Premises, Tenant will at its own expense maintain the entire Premises, including but not limited to: (a) keep all interior surfaces of the Premises clean; (b) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (c) maintain the

Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (d) keep any garbage, trash, rubbish or refuse in rat-proof containers within the interior of the Premises until removed; (e) have such garbage, trash, rubbish and refuse removed on a daily basis; (f) comply with all laws, ordinances, rules and regulations of governmental authorities and all recommendations of the Fire Underwriters Rating Bureau now or hereafter in effect and specifically attributable to the Tenant's use of the Premises, provided however that Tenant shall be responsible for keeping the inside of all glass in the doors and windows of the Premises clean and keeping the interior of the Premises clean.

      B. In regard to use and occupancy of the Premises, Tenant will not: (a) Place or maintain any merchandise, trash, refuse, or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any corridor, footwalk, stairwell, elevator, escalator or mall; (b) Permit accumulations of or burn garbage, trash, rubbish or other refuse within or outside of the Premises; (c) Cause or permit objectionable odors to emanate or be dispelled from the Premises; (d) Receive or ship articles of any kind except through service facilities designated by Landlord unless no service door is provided; (e) Use the parking area adjacent to the Premises for the sale or display of any merchandise or for any other business, occupation or undertaking; or (f) Use or permit the use of any portion of the Premises for any unlawful purpose; or (g) Place a load upon any floor which exceeds the floor load for which the floor was designed to carry or, which amount is in excess of that allowed by law; (h) Store, use or allow to be used on the Premises any article or substance which is considered to be hazardous, flammable, explosive or having an offensive odor; (i) Use electricity in the Premises in excess of the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises; (j) Execute or deliver any financing or security agreement or statement that would be a lien upon the Premises or the Land or Building.

      C. Tenant shall keep the Premises and fixtures in good order and repair, reasonable wear and tear and damage by any casualty not occurring through act of negligence of Tenant or Tenant's agents, employees or invitee excepted, and except for damages as set forth in Section 15 hereof on demand pay Landlord, as additional rent, the cost of repair of the Premises, or the Building, or any part if damaged in whole or in part by the act or negligence of Tenant or Tenant's agents, employees or invitee.

      D. Within the limits of the Building as constructed Tenant and Landlord shall use every reasonable precaution against fire, or other casualty.

      E. Tenant shall give Landlord prompt written notice of any accident, fire, casualty or damage occurring on or to the Premises, and of any defects in the apparatus in the Premises.


13.  STRUCTURAL REPAIRS AND LANDLORD'S OBLIGATIONS

      A. Landlord will be responsible for structural repairs to exterior walls, roof, structural columns, structural floors of the Premises, Land and Building; Landlord shall also be responsible for repairs to the parking lot, utility lines (including but not limited to sewer and water) between the Building and the street, and structural repairs to the windows; provided Tenant shall give Landlord written notice of the necessity for such repairs and provided that the damage shall not have been caused by negligence or willful acts of Tenant, its concessionaires, officers, employees, licensees or contractors, in which event Tenant shall be responsible. Landlord shall have no obligation for repair, maintenance, alteration or any other action with respect to the Premises, in whole or any part, or any plumbing, electrical, or other mechanical installations, or any of Tenant's improvements or fixtures, except as may be expressly set out in this Lease and/or caused by the negligence or willful act of Landlord or Landlord's employer, contractors, customers and/or deliverymen. Landlord shall keep the roof free of leaks and the Building free of seeping water. In the event Landlord fails to make the required repairs, Tenant shall make such repairs and deduct the cost thereof from future rent payments.

      B. Landlord will be responsible for replacement or major repairs to the parking lot and the HVAC system during the first five (5) years of this lease. In the event it is necessary to replace or provide major repairs to the parking lot and/or HVAC system during the next five (5) years, the cost thereof shall be paid as follows:

             (1) During the sixth (6th) year of this Lease, Tenant will be responsible for fifty (50%) percent of the cost and Landlord will be responsible for fifty (50%) percent of the cost.

             (2) During the seventh (7th) year of this Lease, Tenant will be responsible for forty (40%) percent of the cost and Landlord will be responsible for sixty (60%) percent of the cost.

             (3) During the eighth (8th) year of this Lease, Tenant will be responsible for thirty (30%) percent of the cost and Landlord will be responsible for seventy (70%) percent of the cost.

             (4) During the ninth (9th) year of this Lease, Tenant will be responsible for twenty (20%) percent of the cost and Landlord will be responsible for eighty (80%) percent of the cost.

             (5) During the tenth (10th) year of this Lease, tenant will be responsible for ten (10%) percent of the cost and Landlord will be responsible for ninety (90%) percent of the cost.

            Tenant shall be responsible, however, for normal repair of the parking lot and HVAC system during the entire term of this Lease.

      C. Tenant will have the benefit of any and all construction warranties Landlord has obtained for any repairs, and Landlord shall use its best effort with the contractor to cover those repairs under the construction warranties. Landlord hereby guarantees any work performed pursuant to this Lease, including but not limited to all work set forth on Exhibits "A" and "B" for one (1) year from and after the time that the Premises are completed and delivered to Tenant as set forth in this Lease.

      D. If Landlord or Tenant fail to perform any of the foregoing repairs for which they are responsible on a timely and effective basis, Landlord or Tenant as applicable may, after at least twenty (20) days written notice of their intention to do so to the other party, complete such repairs and be entitled to reimbursement for the cost of such repairs from the non-performing party.

      E. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that:
(a) Landlord shall be responsible for ADA Title III compliance in the Premises, except as provided below, and in connection with the completion of the Construction of the Building, the Premises and with all other Improvements, (b) Tenant shall be responsible for ADA Title III compliance in connection with any alterations to the Premises, (c) Landlord shall perform and shall be responsible for the cost of, ADA Title III "path of travel" requirements and (d) Landlord shall perform, and Landlord shall be responsible for the cost of, ADA Title III compliance in the Common Areas.

 14.  INTERIOR REPAIRS.

      A. Tenant will keep the interior of the Premises, together with all electrical, plumbing and other mechanical installments, excluding items Landlord is to repair pursuant to Sections 12 and 13 hereof, in good order and repair and will make all replacements from time to time as required at its expense. Tenant will surrender the Premises at the expiration of the Term or at such other time as this Lease may terminate in as good condition as when received, excepting depreciation caused by ordinary wear and tear, damage by fire or casualty, unavoidable accident or Act of God. Tenant will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, any additional electrical wiring which may be required in connection with Tenant's apparatus. Landlord shall keep the roof free of leaks and the Building free of seeping water. In the event Landlord fails to make the required repairs, Tenant shall make such repairs and deduct the cost thereof from future rent payments.

      B. Any damage or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair is the responsibility of Tenant shall be paid by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, damages and liability, including but not limited to, attorneys' and other professional fees, any other cost which Landlord might reasonably incur as a direct result thereof.


15.  DAMAGE TO PREMISES.

      Except for damage by casualty, as set forth in Section 23, Tenant will repair promptly, at its expense, any damage to the Premises, and upon demand shall reimburse Landlord for the cost of the repair of any damage elsewhere in the Building, caused by negligence or willful acts of Tenant, its concessionaires, officers, employees, licensees or contractors, unless caused by Landlord, its agents, employees or contractors; and in default of such repairs by Tenant, at the expiration of thirty (30) days after delivery of written notice to Tenant, Landlord may make or cause the same to be made and Tenant agrees to pay to Landlord as additional rent, the cost of the repairs with interest at the rate of the lesser of ten (10%) per cent per annum or the maximum rate of interest.


16.  ALTERATIONS BY TENANT.

      A. Tenant will not alter the exterior of the Premises and will not make any structural alterations, renovations or improvements to the Premises without the prior written consent of Landlord, which shall not be reasonably withheld. All such work to which Landlord consents shall be performed and installed at Tenant's sole cost and expense in accordance with plans and specifications to be supplied by Tenant, which plans shall in all instances first be subject to Landlord's reasonable approval. As a part of Landlord's approval, Landlord shall state if it shall require removal and restoration of the alterations or additions at the termination of the Lease. During the work, Tenant shall maintain such insurance as Landlord may reasonably require for the benefit of the Landlord. Tenant may make all other alterations without any approval required of Landlord.


17.  SIGNS AND ADVERTISING.

      Tenant, at Tenant's sole cost and expense, may install any sign at the Building subject to local ordinance.


18.  GENERAL APPEARANCE.

      Tenant shall maintain the general appearance of the interior of the Premises in such a manner as will present a neat, clean and orderly appearance.


19.  UTILITIES, ELECTRICITY; HVAC; SPRINKLER; AND OTHERS.

      A. Landlord will provide and maintain the necessary means to bring all utilities, including but not limited to, electricity, sewer and water for Tenant's use to the Premises in accordance with Exhibit "B" attached. Tenant shall pay all charges for heating and air-conditioning, electricity, sprinklers, water and all other utilities and services used by Tenant in the Premises and supplied by a public utility or public authority, or any other person, firm or corporation, whether billed directly to Tenant or billed directly to Landlord (in which event such charges to be reimbursed to Landlord shall be determined on a connected load basis and shall be payable to Landlord upon demand but not prior to the due date thereof).

      B. Landlord shall incur no liability to Tenant whatsoever should any utility become unavailable from any public utility company, public authority or any other person, firm or corporation, including Landlord, supplying or distributing such utility. Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any interruption in service of water, electricity, heating, air-conditioning or other utilities and services caused by an unavoidable delay, by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, during which period rent shall be abated.

20.  INSURANCE.

      A. Landlord will keep in force as long a this Lease remains in effect and during such other times as Tenant occupies the Premises or any part:

             (1) An all risk insurance policy or fire insurance policy with respect to the Building and Premises based upon coverage limits not less than a reasonable estimate of the cost of replacing the Building and all related improvements. Coverage shall be at least sufficient so that losses shall be paid in full up to the face amount of the policy; and

            (2) Liability insurance, including contractual liability, with respect to the Premises to afford protection to the limit of not less than Three Million Dollars ($3,000,000) for each occurrence with respect to bodily injury and wrongful death coverage and at least Five Hundred Thousand Dollars ($500,000) for each occurrence with respect to property damage coverage.

            (3) Prior to commencement of any construction of the Building and the related improvements Landlord shall provide, or cause to be provided, and thereafter shall keep in full force and effect, or cause to be kept in full force and effect, until and only until the date of substantial completion, at no cost to Tenant, the following related to the Premises:

             (a) comprehensive general liability insurance naming Landlord as an additional insured, such insurance to insure against liability for bodily injury and death and for property damage in an amount not less than $5,000,000.00 combined single limit, such insurance to include operations-premises liability, independent contractor's coverage, completed operations for a period of two (2) years after completion of construction and broad form contractual liability (designating the indemnity provisions of any construction contracts if such coverage is provided by a contractor); and

             (b) workers' compensation providing statutory benefits for all persons employed at or in connection with the Leased Premises.

      B. Tenant will keep in force at its expense as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part all-risk insurance written at replacement cost value on Tenant's personal property including inventory, trade fixtures, floor covering, furniture and other property removable by Tenant and Tenant's leasehold improvements installed by it under Exhibit "B" or otherwise; Tenant will further deposit the policy or policies of such insurance or certificates with Landlord, which policies shall name Landlord as additional named insured, and shall also contain a provision stating that such policy or policies shall not be canceled except after thirty (30) days written notice to Landlord. If the nature of Tenant's operation is such as to place any or all of its employees under the coverage of local workman's compensations or similar statutes, Tenant shall also keep in force, at its expense, so long as this Lease remains in effect and during such other times as Tenant occupies the Premises, workman's compensation or similar insurance affording statutory coverage and containing statutory limits. If Tenant shall not comply with its covenants made in this Section 20, Landlord has no liability and may cause insurance to be issued, and in such event, Tenant agrees to pay as additional rent, the premium for such insurance upon Landlord's demand.

      C. Tenant shall require any contractor of Tenant who is to perform work on the Premises to keep in force at such contractor's expense during such times as contractor is working in the Premises (including, without limitation, the performance of any Exhibit "B" work to be performed by Tenant): (a) comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, in companies and in form reasonably acceptable to Landlord, to afford protection to the limit, per occurrence, of not less than one Million Dollars ($1,000,000) combined single limit with respect to personal injury or death and property. Tenant will cause Tenant's contractor to deposit the policy or policies of such insurance or certificates with Landlord prior to commencing any such work, which policies shall name Landlord, or its designee as additional named insured, and shall also contain a provision stating that such policy or policies shall not be canceled except after thirty (30) days' written notice to Landlord. Tenant shall also require its contractor to keep in effect workmen's compensation or similar insurance affording statutory coverage and containing statutory limits during the period such contractor is performing work in the Premises on Tenant's behalf.


21.  INDEMNITY BY TENANT.

      A. Tenant will indemnify and save Landlord harmless from and against all claims, actions, damages, liability and expense, including reasonable attorney's and other professional fees, in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Premises or the Building, caused wholly or in part by any act or omission of Tenant, its officers, agents, contractors, or employees.

      B. Unless due to negligence or willful act of Landlord, or Landlord's agents, employees, or contractors, Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage resulting to Tenant, or those claiming, by, through or under Tenant, or its or their property, from the breaking, busting, stoppage or leaking of electrical cable and wires, and water, gas, sewer or steam pipes.

      C. Except as herein set forth, Tenant agrees that Tenant's use and occupancy of the Premises and the Building is at Tenant's own risk. The provisions of this Section shall be applicable from and after the Commencement Date of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises of any portion of the Building.

      D. Landlord shall indemnify and save harmless Tenant and its agents against and from (a) any and all claims, actions, costs, recoveries and legal expense (i) arising from (x) the conduct of Landlord, its employees, agents, contractors, or invitees, or (y) and work or thing whatsoever done, including but not limited to Exhibit "B", or any condition created (other than by Tenant for Tenant's account) in or about the Premises and/or Building during the Term of this Lease or (ii) arising from any negligent or otherwise wrongful act or omission of Landlord or any of its employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason or any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding. The provisions of this Section 21(D) shall survive the expiration or sooner termination of this Lease.


22.  INCREASE IN INSURANCE PREMIUMS;  WAIVER OF SUBROGATION

      A. To the extent such coverage is available without any cost to Tenant, Tenant shall cause each insurance policy carried by it and insuring the Premises against loss by fire or any of the casualties covered by all-risk insurance to be written in such a manner so as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by the policy.

      B. To the extent such coverage is available without any cost to Landlord, Landlord shall cause each insurance policy carried by it and insuring the Premises against loss by fire or any of the casualties covered by all-risk insurance to be written in such a manner so as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by the policy.

      C. Neither Landlord nor Tenant shall be liable to the other for any loss or damage caused by fire or any of the casualties covered by all-risk insurance, which loss or damage is covered by the insurance policies maintained by the other party. If such a waiver of subrogation is not available from the insurers of either Tenant or Landlord, this Section 22(B) shall have no effect. It is agreed that, should either party fail to procure such waiver, if available, it will pay to the other in liquidated damages all monies to which any subrogee becomes entitled and the cost of reasonable legal defense of any claim for subrogation.


23.  FIRE OR OTHER CASUALTY.

      A. If the Premises shall be damaged by fire, the elements, accident or other casualty ("Casualty"), and the Premises are not rendered untenantable in whole or in part, Landlord shall promptly coordinate such damage to be repaired (but only with respect to those items to be provided by it under Exhibits "A" and "B"), and the Annual Basic Rent and other charges shall be abated proportionately as to the portion of the Premises rendered untenantable from the date of such Casualty until the Premises are rendered entirely tenantable. If, as the result of Casualty, the Premises are rendered wholly untenantable, subject to the provision of Section 23(B), the Annual Basic Rental and other charges shall be abated from the date of such Casualty until the Premises have been rendered fully tenantable.

      In the event of such Casualty, Landlord shall not be liable for interruption to Tenant's business or for damage to on replacement or repair of Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease or to Tenant's leasehold improvements.

      B. If the Premises are (a) rendered wholly untenantable, or (b) damaged as a result of any cause which is not covered by Landlord's insurance or is damaged in whole or in part during the last three (3) years of the Term, or (c) all repairs to restore the Building and the Premises to its condition prior to the occurrence of the damage cannot be, or are not, completed within six (6) months of the occurrence of the damage, or (d) if the Building is damaged to the extent of fifty (50%) percent or more of the total square footage, then in any event, Landlord or Tenant may immediately terminate this Lease by giving to the other party notice. Annual Basic Rent and other charges shall be adjusted as of the date of such Casualty.

      C. If the Building is so substantially damaged that it is reasonably necessary to demolish same for the purpose of reconstruction, Landlord or Tenant may terminate this Lease by giving to the other party notice within ninety (90) days after the occurrence of the damage, in which event this Lease shall immediately terminate and the Annual Basic Rental and other charges shall be adjusted as of the date of the occurrence of such Casualty.


24. CONDEMNATION.

      If the whole or any part of the Premises, parking area and/or access to or from any adjacent public roadways shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken in the date Tenant is required to yield possession to the condemning authority. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition and the Annual Basic Rental and additional rent shall be reduced proportionately as to the portion of the Premises so taken. If the portion of the Premises so taken substantially impairs the usefulness of the Premises, either party may terminate this Lease as of the date when Tenant is required to yield possession. If twenty-five (25%) percent or more of the Floor Area, in the Building is taken, then Landlord or Tenant may terminate this Lease as of the date of the taking.

      All compensation awarded for any taking of the fee (and/or leasehold if Landlord shall then be in possession of the Premises under a ground lease) shall belong to and be the property of Landlord and Tenant assigns to Landlord all rights with respect thereto; provided, however, nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expense, or removal of trade fixtures, or loss of business goodwill, or severance damages.


25.  INSPECTION BY LANDLORD.

      Tenant will permit Landlord, its agents, employees and contractors to enter all parts of the Premises during Tenant's business hours in the presence of a representative of Tenant, to inspect the same and to enforce or carry out any provision of this Lease.


26.  ASSIGNMENTS AND SUBLETTING.

      A. Tenant may assign or sublet, for a Permitted Use only, all or any part of the leased Premises, or license concessions or lease departments, without the prior notice to Landlord, subject to Tenant's continued responsibility-under this Lease. The right to sublet or assign for a use other than a lawful use, shall require the express prior, written approval of Landlord. This section includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure, or an assignment or subletting to or by a receiver or trustee in any Federal or State bankruptcy, insolvency, or other proceedings.

      B. If Tenant is a corporation and if at any time after execution of this Lease and prior to the end of the Term, any part or all of the corporate shares shall be transferred by sale, assignment, bequest, inheritance, operation or law or other disposition (including such a transfer to or by a receiver or trustee in Federal or State bankruptcy, insolvency, or other proceedings) so as to result in a change in the present control of said corporation by the person or persons now owning a majority of said corporate shares, Tenant shall notify Landlord of this event within fifteen (15) days from the date of such transfer. In such event and whether or not Tenant has given such notice, Landlord may terminate this Lease at any time, by giving Tenant at least sixty (60) days written notice, which notice must be delivered to Tenant within twenty (20) days of the notice to or discovery by Landlord of such fact. This provision shall not be applicable to Tenant if it is a corporation whose outstanding voting stock is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended).

      C. Tenant shall have the right, without Landlord's consent, to assign or sublet this lease to an Affiliate (as hereafter defined). "Affiliate" shall mean
(a) any entity which is controlled by, is under common control with, or which controls Tenant, or which Tenant has greater than fifty (50%) percent voting or ownership interest, (b) any entity into which Tenant merges or is consolidated, or any entity into which Tenant is merged or any other corporation or entity resulting from the consolidation or merger of Tenant with some other entity, in either case in connection with the reasonable and valid business purpose of Tenant and not intended to avoid the restrictions set forth in Section 26(A) or
(C) any successor corporation or other entity arising from any bona fide reorganization of Tenant. Tenant may also assign this Lease, without the consent of the Landlord in connection with the sale or transfer of all or a portion of the stock or assets of the Tenant.


27.  QUIET POSSESSION; SUBORDINATION; ATTORNMENT.

      A. So long as Tenant is not in default, Tenant shall have peaceful and quiet use and possession of the Premises, subject to all matters of record and to any mortgage, ground lease, or other agreements to which this Lease is or may hereafter be subordinated. This Lease is and shall at all times hereafter be subject and subordinate in all respects to all present and future mortgages and other security instruments encumbering all or any part of the Premises and to all amendments, renewals, modifications, substitutions, increases, supplements, consolidations and extensions thereof, subject to Tenant's right of peaceful, quiet and undisturbed use and possession of the Premises.

      B. If there shall occur any default by Landlord with respect to any obligation of this Lease, which default is of such nature as to give Tenant right to terminate this Lease, or to reduce, offset or delay the rent payable under this Lease, or to claim any credit, offset or delay against future rents, then, notwithstanding any provision in this Lease to the contrary, Tenant shall take no action as a result of such default, and shall continue to perform all terms of this Lease as though such default shall not have occurred, until written notice thereof shall be delivered to Landlord and to the holder (the "Lender") any mortgage encumbering the Premises of which Tenant has written notice and until neither Landlord nor Lender shall have cured or remedied such default within thirty (30) days after receipt of such notice to Lender. Lender shall have the right, but not the obligation, to remedy or cure such default. So long as Tenant is not in default in the payment of rent, additional rent or other charges, or in the performance or any of the terms, covenants or conditions of this Lease, Tenant shall not, by reason of foreclosure of any mortgage, acceptance of a deed in lieu of foreclosure, or the exercise of any remedy provided in a mortgage, be disturbed by Lender in Tenant's occupancy of the Premises during the term of this Lease or any extension herein set forth. Landlord and Tenant agree with Lender that Tenant shall pay directly to Lender all rent and other sums paid by Tenant under this Lease upon Tenant's receipt of written notice from Lender of the exercise of such rights, and Landlord hereby authorizes and directs Tenant to make all such payments to Lender. Tenant shall attorn to and recognize as Tenant's landlord any purchaser at a foreclosure or judicial sale relating to a mortgage or debt secured thereby, or any transferee by deed or assignment in lieu thereof, and its successors and assigns, and the successor Landlord will accept such attornment and recognize Tenant's rights of possession and use of the Premises in accordance with the provisions of the Lease, and without further evidence of such attornment and acceptance, Tenant shall be bound by and comply with all the terms, provisions, covenants and obligations contained in this Lease on its part to be performed; provided, however, that nothing contained herein shall impose upon such purchaser or its successors or assigns any obligation to complete any improvements or any work or restoration to be performed under this Lease or to reimburse Tenant or any other party for any costs thereof; provided, however, that if such purchaser or its successors or assigns elects not to complete any such improvements or work or restoration to be performed under this Lease, Tenant shall have the right to terminate this Lease by giving such purchaser or its successors or assigns written notice of such termination promptly after receiving notice of the election by such purchaser or its successors or assigns not to complete any such improvements, work or restoration. Neither Lender nor any purchaser at a foreclosure or judicial sale relating to the mortgage or debt secured thereby, nor any transferee by deed or assignment in lieu thereof nor any of its successors or assigns shall in any way or to any extent be: (a) liable for any act or omission of any prior Landlord (including Landlord) in contravention of any provision of this Lease, unless same shall continue after such successor or assignee becomes the landlord hereunder; or (b) subject to any offsets, claims or defenses which Tenant might have against any prior Landlord (including Landlord); or (c) bound by any rent or additional rent which Tenant might have paid for more than thirty
(30) days in advance to any prior Landlord (including Landlord); or (d) bound by any amendment or modification of this Lease made without Lender's written consent; or (e) in any way responsible for deposit or security which was delivered to any prior Landlord (including Landlord) but which was not subsequently delivered to Lender or such other person or entity, as the case may be. In the event of a default under this Lease by any purchaser at a foreclosure or judicial sale relating to the mortgage or debt secured thereby, or by any transferee by deed or assignment in lieu thereof by any of its successors or assigns, Tenant shall have no recourse to any assets of such purchaser or transferee, or of its successors or assigns other than its interest in the property of which the Premises form a part. Tenant shall from time to time upon request by Landlord, execute and deliver one or more instruments in recordable form confirming that this Lease is subject and subordinate to the matters and instruments referred to in this Section 27 provided said instrument contains appropriate language of non-disturbance. Tenant also agrees that any such lessor, mortgagee or trustee above may elect to have this Lease prior to its ground lease and/or the lien of its mortgage, deed of trust or other security instrument, respectively, and that, in the event of such election and upon written notice to Tenant, this Lease shall be deemed prior in lien to such ground lease and/or mortgage, deed of trust or other security instrument whether or not this Lease is dated prior to, or subsequent to the date of said ground lease, and/or mortgage, deed of trust or other security instrument.

      C. Landlord shall deliver to Tenant a written agreement from the holder of each mortgage or ground lease covering the Premises providing for the following:
(a) So long as there exists a no default, Tenant's possession of the Premises and Tenant's rights and privileges under this Lease, including the rights with respect to the application of insurance and condemnation proceeds, shall not be diminished or interfered with by any mortgagee or ground lessor of the Premises;
(b) Any such mortgagee or ground lessor shall agree that so long as there exists no default, no such mortgagee or ground lessor will join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under this Lease because of any default under any mortgage or ground lease involving Landlord; and (c) In the event that Landlord shall at any time fail to pay any installment of principal or interest or any other sum under any mortgage now or hereafter placed on the Premises, or in the event that Landlord shall fail to pay any rent payable under any ground lease to which this Lease is subordinate, or in the event Landlord shall do or fail to do any act which constitutes an event of default under such mortgage or ground lease, Tenant, if not in default hereunder, shall have the right to simultaneously notice of Landlord's default from the holder of any such mortgage or ground lease and the same grace period to cure such default of Landlord as is available to Landlord. If Tenant elects to cure such default as hereinabove provided, by paying such principal, interest, rent and other sum, or by taking such action with respect to which Landlord may be in default as aforesaid, Tenant shall have the right to deduct the amount of such payment and the cost and expense incurred by reason of Landlord's other defaults, with interest thereon at 12% per annum from the date of Tenant's payments, from the rent and additional rent due and to become due under this Lease. If Landlord fails to deliver the foregoing on or prior to the Commencement Date then in such event Tenant may cancel this Lease without further liability to the Landlord.


28. BANKRUPTCY.

      If any sale of Tenant's interest in the Premises created by this Lease shall be made under execution or similar legal process; or if Tenant or any guarantor of Tenant admits in writing its inability to pay its debts when due; or if a receiver or trustee shall be appointed for Tenant's or its guarantor's business or property; or if a petition is filed by (or filed against and such filing is not released within sixty (60) days) Tenant or its guarantor for bankruptcy, a corporate reorganization or Tenant or an arrangement with its creditors under any state bankruptcy law; or if Tenant or its guarantor shall make an assignment for the benefit of creditors; or if in any other manner Tenant's interest under this Lease shall pass to another by operation of Law, Tenant shall be deemed to have breached a material covenant and Landlord may reenter the Premises and terminate this Lease and the tenancy created. Notwithstanding such termination, Tenant shall remain liable for all rent and damages which may be due at the time of such termination and shall be liable for the damages set forth herein.


29.  PERFORMANCE BY LANDLORD AND EMERGENCIES.


      A. Landlord covenants and agrees to perform all obligations expressed on its part to be performed. Upon receipt of written notice specifying action desired by Tenant in connection with any such obligation if Landlord shall not commence and proceed diligently to comply with such notice to the satisfaction of Tenant within three (3) days, Tenant may do the things specified in said notice. Tenant shall have no liability to Landlord for any loss or damage resulting in any way from such action by Tenant, and Landlord agrees to pay promptly upon demand any expense incurred by Tenant in taking such action, together with interest at the rate of the lesser of fifteen (15%) percent, per annum or the maximum rate of interest permitted by law.


30. REMEDIES OF LANDLORD.

      A. If Tenant shall violate either (a) the covenant to pay rent and shall fail to comply with said covenant within ten (10) days after written notice of such failure, or (b) any other covenant, and shall fail to comply or commence compliance within thirty (30) days after being sent written notice from Landlord, by certified or registered mail, of such violation and diligently proceed to cure its default, or if Tenant shall repeatedly violate any covenant, Landlord may reenter the Premises and declare this Lease and the tenancy created terminated. Landlord shall be entitled to the benefit of all provisions of applicable laws respecting the speedy recovery of the Premises or proceedings in forcible entry and detainer.

      B. Subject to (A) above, Landlord may perform for the account of Tenant any such default of Tenant and immediately recover as in this Lease set forth as additional rent any expenditures made and the amount of any obligations incurred in connection therewith, plus the prevailing prime interest rate per annum from the date of any such expenditure.

      C. In the event of a default hereunder and failure to cure as set forth above, Landlord may accelerate all rent and additional rent due for the balance of the term of this Lease discounted to current value and declare the same to be immediately due and payable; in determining the amount of any future payments due Landlord due to increases in Real Estate Taxes and Operating Expenses, Landlord may make such determination based upon the amount of Real Estate Taxes and Operating Expenses paid by Tenant for the calendar year of such default.

      D. Landlord may by proper legal process, at any time after the occurrence of any event of default, reenter and repossess the Premises and any part thereof, and attempt in its own name, as agent for Tenant if this Lease not be terminated, or in its own behalf if this Lease be terminated, to relet all or any part of such Premises for and upon such terms and to such persons and for such period or periods as Landlord, in its sole discretion, shall determine, including the term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charges to and be payable by Tenant as additional rent, as well as any reasonable brokerage and attorney fees expended by Landlord; and any sums collected by Landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the rent due. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due less the amount obtained by Landlord from such new tenant.

      E. Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the terms and conditions hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The right and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of then, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.


31.  REMEDIES CUMULATIVE.

      No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. Landlord's failure to insist upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant right or option, but the same shall remain in full force and effect.


32.  LANDLORD'S LIABILITY.

      Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Land and Building which includes the Premises, including the rent therefrom, subject to prior rights of any mortgagee or trustee, for the collection of any judgement or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of the Landlord shall be subject to levy, execution, or other procedures for the satisfaction of Tenant's remedies. In the event Landlord transfers this Lease and the Premises, except as collateral security for a loan, upon such transfer Landlord shall be released from all liability and obligations provided that the transferee assumes the obligations of Landlord under this Lease.

33. 4200 CRUMS MILL ROAD LEASE (THE "CRUMS LEASE").

      Upon commencement of this lease, BISYS Insurance Services, Inc. shall have the right to compel A/A Realty Associates to sub-lease any or all of premises under the same terms and conditions as the original lease between the parties. During the term of said lease for premises situate at 4200 Crums Mill Road and the corresponding sublease, A/A Realty grants BISYS Insurance Services, Inc. the right of first refusal to lease any or all space which is available or becomes available at 4200 Crums Mill Road during the term of said CRUMS Lease under the same terms and conditions as set forth therein, provided the Tenant exercises its option in writing within sixty (60) days notice to Landlord of its intention to lease subject premises or any portion thereof. In the event Tenant, BISYS Insurance Services, Inc., does not notify Landlord of its intention to exercise its option, A/A Realty will have no further obligation under this right of first refusal.


34.  RIGHT OF FIRST OPTION TO LEASE.

      In the event any space unleased by Tenant becomes available for lease, Landlord shall immediately notify Tenant of the availability of such space, and Tenant shall have the right within thirty (30) days of receipt of written notification thereof, to lease said available space under the same terms and conditions as contained in this Lease. In the event Tenant fails to exercise its right to lease within said thirty (30) day period, Landlord shall have the right to lease said space to any third party.


35.  RIGHT OF FIRST REFUSAL TO PURCHASE.

      In the event Landlord receives a written offer to purchase the Building and Land which it wishes to accept, Landlord - shall immediately forward a copy of said offer to purchase to Tenant, which shall have a right of first refusal to purchase the Building and Land under the same terms and conditions as the offer to purchase received by Landlord, provided said right of first refusal is exercised in writing within thirty (30) days of receipt thereof.


36.   SUCCESSORS AND ASSIGNS.

      This Lease and the covenants and conditions shall inure to the benefit of Landlord and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant and its successors and shall inure to the benefit of Tenant and its successors.

 37.  NOTICES.

      All notices, requests, consents, waivers, elections and demands (collectively, "Notices") required or permitted under this Lease shall be in writing and shall be personally delivered or sent by messenger, certified U.S. mail (return receipt requested), express courier service or telecopier (with confirmation copy sent by overnight delivery service unless receipt of the telecopy is confirmed), in all cases with postage or charges prepaid, and any such Notice shall be effective when first received where delivery is refused):

             If to Landlord:

                  A/A Realty Associates 4201 Crums
                  Mill Road Harrisburg, PA  17112
                  Attn:  Arthur A. Kusic, P.C.
                  Telecopier:  717-540-7618

                to Tenant:

                  BISYS Insurance Services, Inc.
                  4150 Crums Mill Road Harrisburg,
                  PA 17112 Attn:  Anthony A.
                  Pascotti Telecopier:  717-703-4971

             with a copy to:

                  Scarinci & Hollenbeck
                  500 Plaza Drive
                  P.O. Box 3189
                  Secaucus, NJ  07096-3189
                  Attn:  V. E. Kinon, Esq.
                  Telecopier:  201-348-3877

Any party may alter the address to which Notices are to be sent by giving notice of such change of address in conformity with the provisions of this section for the giving of Notices.


38.  APPLICABLE LAW.

      This Lease shall be enforced and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

39. INTERPRETATIONS.

      Unless specifically stated to the contrary, this Lease shall include by reference the terms and conditions of all Exhibits and Schedules attached. Captions, the index and headings are for the convenience and reference only and in no way shall be used to construe or modify the provisions set forth in this Lease. The singular shall include the plural, the plural shall include the singular; and the use of any gender shall refer to any other gender, all where applicable.


40. BROKER'S COMMISSION.

      Landlord acknowledges that it has utilized the services of C. B. Richard Ellis as its broker and agrees that it will enter into a commission agreement with C. B. Richard Ellis in consideration for its services.

      Each of the parties represents and warrants that there are no other claims for brokerage commissions or finder's fees in connection with the execution of this Lease. Each party hereto shall indemnify and hold the other party harmless from any claim for brokerage fees or commissions from any broker or other entity claiming a right through the indemnifying party, except as provided herein.


41. ESTOPPEL CERTIFICATE.

      Tenant agrees that at any time and from time to time, within fifteen (15) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord and to such assignee, mortgagee or other party as may be designated by Landlord, a certificate (in a form to be specified by Landlord) stating to the extent accurate: (a) that by such certificate the Lease is ratified; (b) the date on which Tenant has entered into occupancy of the Premises; (c) the amount of the monthly portion of the Annual Basic Rental; (d) that the Lease (unmodified or as modified, as the case may be) represents the entire agreement between the parties as to the leasing (or if such is not the case, the certificate shall so state, specifying the particulars of any other applicable agreement or statement of facts) and is in full force and effect; (e) the date on which the Lease expires; (f) that, as of the date of the certificate, there are no defaults by Landlord or Tenant under the Lease, including without limitation that all conditions under the Lease to be performed theretofore by Landlord have been satisfied and there are no existing defense or offsets which Tenant has against the enforcement of the Lease by Landlord (or, if such is not the case, the certificate shall so state specifying the particulars); (g) the amount of Advance Rental which has been deposited with Landlord; (h) the month and year through which the Annual Basic Rental has been paid; and (i) such other matters relating to the Lease as may be reasonably requested by Landlord. In the event that Tenant fails to provide such certificate within fifteen (15) days after written request by Landlord, Tenant shall be deemed to have approved the contents of the certificate and Landlord is authorized to so certify.


42. NOT A JOINT VENTURE.

      Any intention to create a joint venture or partnership relation between the parties is expressly disclaimed.


43. NO OPTION.

      The submission of this Lease for examination does not constitute a reservation of or option for the Premises. This Lease shall become effective only upon approval, execution and delivery of this Lease by Landlord.


44. NO MODIFICATION.

      This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms, all negotiations, considerations and representations between the parties having been incorporated. No course of prior dealings between the parties or their officers, employees, agents, or affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth. This Lease can only be modified by a writing signed by the parties against whom the modification is enforceable.


45.  SEVERABILITY.

      If any term or provision, or any portion, of this Lease or the application, to any person or circumstances shall, to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each term and provision of this Lease shall be valid and, be enforced to the fullest extent permitted by law.

46.  THIRD PARTY BENEFICIARY.

      Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary (except rights contained for the benefit of Landlord's ground lessor, and for mortgage or trustee, as the case may be).

47.   CORPORATE TENANTS.

      In the event Tenant is a corporation, the persons executing this Lease on behalf of Tenant covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in the Governing Municipality and the execution of this Lease has been duly authorized by Tenant. The authorized officers must sign on behalf of the corporation and, by doing so, such officers make the covenants and warranty contained in this Section 45. The Lease must be executed for Tenant, if a corporation, by the President or Vice-President and be attested by the Secretary or Assistant Secretary, unless the By-Laws or a resolution of the Board of Directors shall otherwise provide, in which event, a certified copy of the By-Laws or resolution, as the case may be, must be furnished.


48. OPTIONAL EXTENSION. Tenant shall have two (2) options to extend the term of this Lease for a period of five (5) years each (the "Renewal Term(s)"), exercisable only upon the following conditions:

      A. Tenant or its subtenant or assignee is in possession of the Premises and not in default under any of the terms of conditions of this Lease which default continues after notice thereof and the expiration of any applicable cure period;

      B. Each such option must be exercised by written notice sent to Landlord at least two (2) months prior to the end of the prior Term; and

      C. During each of the Renewal Term(s) all terms and provisions of the Lease shall remain the same and in full force, except that Basic Rental for the Renewal Term(s) shall be as set forth in Section 1(1)(1-3).


49.  LANDLORD'S WARRANTIES.


      A.   Landlord represents and warrants that:

            (1) The Building electrical system is sufficient to supply electric current for the operation of equipment, including but not limited to, normal and usual desk-top office equipment, computers, telefax, word processing and photocopying machines and other similar equipment used in business offices.

            (2) The Building electrical system is sufficient to supply electric current for Tenant's intended uses.

            (3) The Building electrical system is capable of furnishing a minimum of 16.5 watts of electrical power per usable square foot.

      B. Landlord represents that the heating, ventilating and air-conditioning system ("HVAC system") serving the Premises shall meet the following performance criteria:

            (1) Summer conditions: The entire air-conditioning system for all spaces except the Computer Room is to maintain a 74 degrees Fahrenheit Dry Bulb temperature, plus or minus 2 degrees Fahrenheit, and a 50% relative humidity, plus of minus 5%, at 95 degrees Fahrenheit Dry Bulb outdoor temperature.

            (2) Winter conditions: The entire heating system for all spaces except the Computer Room is to maintain a 72 degree Fahrenheit Dry Bulb temperature, plus or minus 2 degrees Fahrenheit, with relative humidity not to drop below 40%, at a minute 10 degrees Fahrenheit Dry Bulb outside temperature.

            (3) The HVAC system shall at all times provide fresh air in a quantity of not less than 0.25 cubic feet per minute per square foot of the floor area.

      C. Landlord represents and warrants that on the Commencement Date, the Premises and Building will comply with all applicable laws, rules, regulations and ordinances of all federal, state, county and municipal authorities having jurisdiction thereof (individually called "Law", collectively called "Laws"), including without limitation, fire, environmental, health, and safety laws. Landlord shall at its expense promptly comply with all laws to which the Premises and Building may be subject during the Tenant's Lease Term (other than compliance required by reason of Tenant's particular and unique manner of use of the Premises), including, without limitation, Laws requiring the making of any structural repairs, modifications, capital expenditures or improvements. Any Law requiring the installation of sprinklers, fire-retarding or compartmentalizing walls, or fire detection or extinguished equipment in the Premises shall be complied with by Landlord at its sole expense.

            (1) Landlord's Failure to Comply. If Landlord's failure to comply promptly with any Law results in interference with Tenant's business, operations or in potential liability, legal action, or danger to the health, safety or welfare of Tenant or its employees or invitees, Tenant shall have the right, after written notice to Landlord, to comply with such Law, and Landlord shall promptly reimburse Tenant for Tenant's costs of such compliance. If Landlord fails to reimburse Tenant for such costs within thirty (30) days after Tenant's invoice therefor to Landlord, Tenant shall have the right to deduct such amounts from Annual Base Rent and additional rent, if any, payable under this Lease.

      D. Toxic Materials or Substances Warranty. Landlord warrants and represents that no part of the Premises, Building or the Land upon which the same is located, including without limitation, the walls, ceilings, buildings ventilation system, structural steel, flooring, pipes or boilers, is wrapped, insulated, fireproofed or surfaced with any toxic, hazardous or unlawful substance or materials that might be harmful or injurious to the health, safety or welfare of Lessee or its employees or invitees, including, without limitation, asbestos or formaldehyde (hereinafter "TCM").

            (1) During the Lease Term if any testing or examination indicates the presence of TCM in the Premises, Building, or on the land, upon thirty (30) days written notice to Landlord, Landlord shall remove such TCM and restore the affected area to its prior condition, but the new con-TCM wrapping, insulation, fireproofing or surfacing. Such removal and restoration shall be performed by Landlord at its sole expense:

                  (a) in compliance with all applicable Laws governing, handling, removal, or disposal of TCM;

                  (b)      in the safest manner possible; and

                  (c) so as to minimize any interference with Tenant's business operations.

             (2) If within thirty (30) days after receipt of Tenant's notice Landlord has not completed such removal and restoration, Tenant shall have the option, but not the obligation, either to terminate this Lease effective upon the date set forth in Tenant' s notice, or to hire any contractors and experts Tenant reasonably deems necessary to perform such removal and restoration.

             (3) Tenant shall have the right to claim from Landlord all damages arising out of Landlord's breach of the warranty and representation contained in the above. In addition, if Tenant performs such removal and restoration of the area affected by TCM, Tenant shall have the right to claim from Landlord all costs, and expenses associated therewith, including without limitations:

                  (a) restoration;

                  (b) removal and disposal of TCM;

                  (c) air quality and materials testing, including analyzing the Building ventilation system to be sure that TCM fibers are not circulated or vented in to the Premises;

                  (d)      related consultants' and experts' fees; and

                  (e) fines, fees or costs of any nature whatsoever charged or assessed by any governmental authority or agency regulating or supervising such removal and disposal of TCM. If Landlord fails to reimburse Tenant for such amounts promptly after receipt of Tenant's invoice therefor, Tenant shall have the right to deduct such amounts from the Base Rent and Additional Rent payable under this Lease.

      E. Landlord represents and warrants that it is the sole owner of the Building and the Land upon which the Premises is located, that is has the full right and authority to enter into this Lease, and that the execution of this Lease by the officer(s) executing it as Landlord's agent(s) has been duly authorized by all required actions of Landlord's Board of Directors. Prior to execution of this Lease, Landlord shall furnish Tenant with appropriate documents satisfactory to Tenant documenting the authority if the officer(s) of Landlord who will sign this Lease.


50.  ARBITRATION.

      Any dispute arising out of this Lease shall at the option of either party be settled by arbitration. Within ten (10) days after either party shall have requested arbitration in writing, the parties shall agree on an impartial arbitrator, and failing agreement, such arbitrator shall be selected by the American Arbitration Association at the request of either party. The arbitration shall be conducted in accordance with the then current rules of the American Arbitration Association, and judgment upon the award granted by the arbitrator may be entered in any court having jurisdiction thereof. Fees, costs and expenses of the arbitrator shall be borne by the party against whom the arbitration shall be determined, or in such proportions as the arbitrator shall designate.

51.  CONDITION PRECEDENT.

      As a condition precedent to entering into this Lease, Landlord represents and warrants to Tenant that (i) neither the Building, the Premises, not the land upon which the same are located have been used to dump, discard, landfill, deposit or dispose of any substance material above, on or below ground, which is toxic or hazardous to human health, which would constitute unlawful disposal and/or which would require clean up, removal or special disposal under current federal and/or state environmental laws or regulations; (ii) there are not underground tanks or toxic hazardous substances used in or about the Building, Land or the Premises including, but not limited to PCB, asbestos, Urea Formaldehyde Foam Insulation or the like; and (iii) the Building, Land and the Premises are in full compliance with all pending laws and federal environmental laws, including but not limited to, all applicable rules and regulations related thereto. Landlord shall indemnify and hold Tenant harmless from and against * any liabilities, losses, and costs, including Tenant's reasonable counsel fees, which Tenant may incur by reason of Landlord's breach of the foregoing representation and warranty and shall, at Landlord's sole cost and expense, immediately remove any hazardous substance from the Premises. The foregoing provision shall survive the termination, expiration or cancellation of this Lease.


52.  DEMISE.

      The Tenant, at no additional cost therefore, shall have the right to the exclusive use of the delivery areas serving the Building of which the Premises is a part, to the exclusive use of the access driveways and allocated parking spaces for its business purposes and for those of its agents, servants, employees or invitees, and to the exclusive use of the entire parcel of Land upon which the Building has been constructed.


53.  COMPLETE BUILDING.

      While the Exhibits attached hereto represent work to be completed by Landlord in connection with this Lease, it is understood and agreed by the parties hereto and warranted by the Landlord the Tenant that Tenant is leasing among other things a completed Building ready for occupancy as an integrated unit together with appropriate amenities consistent with a first class office Building. The parties recognize that it is difficult if not impossible to list all items required to construct such a Building; however, it is the intent of the Landlord to complete and deliver a completed Building for Tenant's business use. Landlord, as a construction and development expert warrants and represents to Tenant that the Building upon completion and delivery shall be a fully integrated project and usable by Tenant without further construction or addition, except as set forth herein for the purpose intended by Tenant.

      IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease as of the day and year above written.

 WITNESS:                           LANDLORD:
                                    A/A REALTY ASSOCIATES







                                    By:
                                       ----------------------------------------

 WITNESS:                           TENANT:
                                    BISYS INSURANCE SERVICES, INC.




                                    By:
                                       ----------------------------------------

                                    Date:  02/18/00